UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2009 (August 11, 2009)

SL GREEN REALTY CORP.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-13199	13-3956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, New York, New York 10170
(Address of Principal Executive Offices) (Zip Code)

(212) 594-2700
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 11, 2009, SL Green Realty Corp. (the “Company”) entered into an amendment (the “Amendment”) to its outstanding credit agreement that clarifies the Company’s ability to indirectly acquire a portion of the outstanding loans under the credit agreement (the “Loans”) by setting forth procedures that a subsidiary of the Company must follow if the Company desires to make such purchases.  The Amendment permits the Company to contribute up to $600 million to the subsidiary for the purchase of Loans.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibits 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

10.1
Amendment No. 1 to Amended and Restated Credit Agreement, dated as of  August 11, 2009, by and among SL Green Operating Partnership, L.P., as Borrower, SL Green Realty Corp., as Parent, Wachovia Bank, National Association, as Agent and each of the financial institutions signatory thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

Dated: September 11, 2009	By:	/s/ GREGORY F. HUGHES
Gregory F. Hughes
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 1 to Amended and Restated Credit Agreement, dated as of  August 11, 2009, by and among SL Green Operating Partnership, L.P., as Borrower, SL Green Realty Corp., as Parent, Wachovia Bank, National Association, as Agent and each of the financial institutions signatory thereto